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                                     EX-1.2
                            Form of Agency Agreement


                           BIG FOOT FINANCIAL CORP.

                               2,012,500 SHARES
                             (anticipated maximum)

                    (subject to increase to up to 2,314,375
                  shares in the event of an oversubscription)

                                 COMMON STOCK

                               ($.01 Par Value)

                               AGENCY AGREEMENT

                             ____________ ___, 1996


Hovde Securities, Inc.
1826 Jefferson Place, N.
Washington, D.C.  20036

     Big Foot Financial Corp., an Illinois corporation (the "Company"), and Fairfield Savings Bank, F.S.B., a federally chartered mutual savings bank (the "Bank"), hereby confirm their agreement with Hovde Securities, Inc. ("Hovde"), and Hovde hereby confirms its obligations with respect to the sale of up to 2,012,500 shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock"), as follows:

     1. Introduction. On May 21, 1996 the Board of Directors of the Bank adopted a plan of conversion (as amended and restated on September ______, 1996, the "Plan of Conversion"), which provides for the conversion of the Bank from a federal mutual savings bank to a federal stock savings bank and the issuance of all of the Bank's outstanding stock to the Company (the "Conversion"). The Conversion will be accomplished through the adoption by the Bank of a new federal stock charter which authorizes the issuance of capital stock. The Bank will issue all of its outstanding stock to the Company and will thereby become a wholly owned subsidiary of the Company.

     The Bank has filed an application for conversion on Form AC, including a proxy statement, prospectus, exhibits, and all amendments and supplements required to be filed with respect thereto to the date hereof (as so amended and supplemented, the "Form AC"), with the Office of Thrift Supervision (the "OTS") for approval of the Conversion. The Form AC includes, among other things, the Bank's Plan of Conversion and the Bank's proxy statement for the Special Meeting of the Bank's members to approve the Plan of Conversion to be held on ___________ __, 1996 (the "Proxy Statement") and the Prospectus (defined below). Pursuant to the terms and provisions of the Plan of Conversion, nontransferable rights to

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subscribe ("Subscription Rights") for an aggregate of up to 2,012,500 shares
(subject to increase to up to 2,314,375 shares in the event of an oversubscription) of the Common Stock (the "Subscription Offering") have been granted, in the following priority, to: (i) the depositors of the Bank with aggregate account balances of $50 or more as of December 31, 1994 ("Eligible Account Holders" and "Eligibility Record Date", respectively); (ii) the tax-qualified stock employee benefit plans of the Company (the "Employer Plans"), including the Employee Stock Ownership Plan of the Company (the "ESOP"); (iii) the depositors of the Bank with aggregate account balances of $50 or more as of September 30, 1996 (other than depositors who otherwise qualify as Eligible Account Holders or depositors who are directors or officers of the Bank or their Associates, as defined in the Prospectus (as hereinafter defined)) ("Supplemental Eligible Account Holders" and "Supplemental Eligibility Record Date," respectively); (iv) members of the Bank, consisting of depositors of the Bank as of __________ __, 1996, other than Eligible Account Holders and Supplemental Eligible Account Holders, and borrowers of the Bank as of __________ __, 1996 ("Other Members" and "Voting Record Date," respectively) and (v) bank employees ("Bank Employees"). Shares of Common Stock not subscribed for in the Subscription Offering may be offered in a direct community offering to members of the general public, with a first preference to natural persons residing in Cook and Lake counties in Illinois (the "Local Community") on the Voting Record Date (the "Community Offering," and together with the Subscription Offering, as each may be extended or reopened from time to time, the "Subscription and Community Offering"). Any Shares not subscribed for in the Subscription and Community Offering may be offered, subject to Section 3 hereof, to the general public in a syndicated community offering (the "Syndicated Community Offering"). It is acknowledged that the number of Shares to be sold in the Conversion may be increased or decreased as described in the Prospectus (as hereinafter defined); that the purchase of Shares in the Subscription and Community Offering is subject to maximum and minimum purchase limitations as described in the Prospectus; and that the Company and Bank may reject, in whole or in part, any subscription received in the Community Offering. If the number of Shares is increased or decreased in accordance with the Plan of Conversion, the term "Shares" shall mean such greater or lesser number where applicable.

     Concurrently with the execution of this Agreement, the Company is delivering to Hovde copies of the Prospectus dated _________ ___, 1996 of the Company to be used in the Subscription Offering and Community Offering (if any), and, if necessary, will deliver copies of the Prospectus or prospectus supplement for use in a Syndicated Community Offering and/or Public Offering, as defined in the Prospectus (as hereinafter defined).

     2. Representations and Warranties of the Company and the Bank. The Company and the Bank hereby jointly and severally represent and warrant to Hovde that:

          (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including exhibits, and pre-effective amendments thereto, on Form S-1 (No. 333-______ ), including a prospectus, for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), in the form heretofore delivered to Hovde; such registration statement has become effective under the 1933 Act; and no order has been issued by the Commission or any applicable state regulatory authority preventing or suspending the use of the Prospectus with respect thereto and no proceedings regarding same have been initiated or, to the best knowledge of the Company, threatened. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement became effective, including the prospectus, financial statements, schedules, exhibits and all other documents filed as part thereof, is herein called the "Registration Statement," and the prospectus on file with the Commission at the time the Registration Statement became effective is herein called the "Prospectus," except that if any prospectus filed by the Company with the Commission in a post-effective amendment or pursuant to Rule 424(b) of the rules and regulations of the Commission promulgated under the 1933 Act (the "Regulations") differs from the prospectus on file at the time the Registration Statement became effective, the term "Prospectus" shall refer to the Rule 424(b) prospectus from and after the time it is filed with or mailed for filing to the Commission and shall include any amendments or supplements thereto from and after their dates of effectiveness or use, respectively. Following completion of the Subscription and Community Offering, in the event of a Syndicated Community Offering, the Company: (i) will promptly file with the Commission a post-effective amendment to such Registration Statement relating to the results of the Subscription and Community Offering, any additional information with respect to the proposed plan of distribution and any revised pricing information; or (ii) if no such post-effective amendment is required, will file with, or mail for filing to, the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription and Community Offering and pricing information pursuant to Rule 424(c) of the Regulations, in either case in a form acceptable to Hovde.

          (b) The Company has filed with the OTS an application for approval of the acquisition of the Bank by the Company on Form H-(e)1-S (the "Holding Company Application") promulgated under the savings and loan holding company provisions of the Home Owner's Loan Act, as amended, and the regulations promulgated thereunder by the OTS (the Home Owner's Loan Act, as amended, together with the regulations promulgated thereunder by the OTS, shall hereinafter be referred to as the "HOLA"). The Holding Company Application has been approved by the OTS as of ____________ ____, 1996. The Prospectus has been approved for use by the OTS as of ___________ ____, 1996. No order has been issued by the OTS preventing or suspending the use of the Prospectus and no action by or before the OTS to revoke such approvals or authorizations is pending or, to the best knowledge of the Company or Bank, threatened.

          (c) As of the date of the Prospectus and at all times subsequent thereto through and including the Closing Date: (i) the Registration Statement and the Prospectus (as amended or supplemented, if amended or supplemented) complied and will comply in all material respects with the 1933 Act and the Regulations; (ii) the Registration Statement (as amended or supplemented, if amended or supplemented) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) the Prospectus (as amended or supplemented, if amended or supplemented) did


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not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Prospectus, the Registration Statement or any amendment or supplement thereto made in reliance upon and in conformity with written information furnished to the Company or the Bank by Hovde expressly regarding Hovde for use under the caption "The Conversion -- Marketing and Underwriting Arrangements"; and (iv) any Application (as defined in Section 8) (as amended or supplemented, if amended or supplemented), other than the Holding Company Application and the Form AC, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (d) At the date of the Holding Company Application and at all times subsequent thereto through and including the Closing Date: (i) the Holding Company Application (as amended or supplemented, if amended or supplemented) complied and will comply in all material respects with the HOLA; and (ii) the Holding Company Application (as amended or supplemented, if amended or supplemented) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (e) The Bank has filed the Form AC with the OTS in the form heretofore delivered to Hovde. The Form AC has been approved by the OTS as of ___________ ___, 1996. The Proxy Statement has been approved by the OTS as of ____________
___, 1996. The form of stock charter of the Bank has been approved by the OTS as part of the Form AC. No order has been issued by the Federal Deposit Insurance Corporation (the "FDIC"), the OTS or any applicable state regulatory authority preventing or suspending the use of the Proxy Statement and no action by or before any such governmental entity to revoke any approvals or authorizations is pending or, to the best knowledge of the Company and the Bank, threatened.

          (f) As of the date of their approval by the OTS and at all times subsequent thereto, through and including the Closing Date: (i) the Form AC and the Proxy Statement complied and will comply in all material respects with Title 12, Part 563b of the Code of Federal Regulations (the "Conversion Regulations");
(ii) the Form AC did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) the Proxy Statement did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iv) as of the date of the special meeting of the Bank's members with respect to which the Proxy Statement is being distributed, the Proxy Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (g) Except as disclosed in the Registration Statement and the Prospectus, there is no suit, proceeding, charge, investigation or action (including, but not limited to, any action related to expressions of dissatisfaction with the Conversion by any member of the Bank) before or by any court, regulatory authority or governmental agency or body pending or, to the best knowledge of the Bank and the Company, threatened against the Bank or the Company which might materially and adversely affect the Conversion, the performance by the Bank or the Company of this Agreement or the consummation of the transactions contemplated by the Plan of Conversion or which might result in any material adverse change in the condition (financial or otherwise), business, properties or results of operations of the Bank and the Company, taken as a whole.

          (h) The execution, delivery and performance of this Agreement and the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement and the Plan of Conversion have been duly authorized by all necessary action on the part of the Company and the Bank. The Plan of Conversion has been duly adopted by the Board of Directors of the Bank, and the consummation of the transactions contemplated by the Plan of Conversion has been duly authorized by all necessary action on the part of the Bank. The Plan of Conversion has not been amended since ___________ ___, 1996, or terminated and remains in full force and effect. This Agreement has been duly executed and delivered by the Company and the Bank and is the legal, valid and binding agreement of the Company and the Bank, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforceability of creditors' rights generally or the rights of creditors of federally chartered savings banks, the accounts of which are insured by the FDIC, or by general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (i) The Company and the Bank have all such power and authority as may be required to enter into this Agreement and to carry out the provisions and conditions hereof. All consents, approvals, authorizations or orders necessary to permit the issuance and sale of the Shares as provided herein (other than approvals under the securities or Blue Sky laws of certain states, as to which no representation is made) contemplated by the Plan of Conversion and this Agreement, including, but not limited to, the approval of the OTS required to be received as of the date hereof, have been received, and all transactions contemplated by the Plan of Conversion will, as of the Closing Date, have been duly consummated in accordance with all material terms of the Plan of Conversion, and all regulatory consents, approvals, authorizations and orders, including, but not limited to, the approval of the OTS (except with respect to the filing of certain post-sale, post-Conversion reports and documents in compliance with the OTS's resolutions or letters of approval and approvals under the securities or Blue Sky laws of certain states, as to which no representation is made), and any and all applicable waiting periods have expired, or will have expired by the Closing Date, and all such regulatory consents, approvals,


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authorizations and orders, including, but not limited to, the approval of the
OTS, will, as of the Closing Date, be in full force and effect.

          (j) The Company has been duly organized as a an Illinois corporation, and the Bank has been duly organized as a federally chartered mutual savings bank, and each of them is validly existing and in good standing under the laws of the jurisdiction of its organization with full corporate power and authority to own its property and conduct its business as described in the Registration Statement and the Prospectus. Each of the Company and the Bank is duly qualified to transact business and is in good standing in each other jurisdiction in which the failure to so qualify would have a material adverse effect on the condition (financial or otherwise) or the business, properties or results of operations of the Company or the Bank. The Bank does not own equity securities of or an equity interest in any other business enterprise except as described in the Prospectus. The Company and the Bank have obtained all material licenses, permits and other governmental authorizations required for the conduct of their respective businesses; all such licenses, permits and governmental authorizations are in full force and effect, and the Company and the Bank are in compliance in all material respects with all laws, rules, regulations and orders applicable to the operation of their respective businesses. On the Closing Date, upon amendment of the Bank's charter and bylaws as provided in the rules and regulations of the OTS and completion of the sale by the Company of the Shares as contemplated by the Prospectus: (i) the Bank will be converted pursuant to the Plan of Conversion to a federally chartered stock savings bank with full power and authority to own its property and conduct its business as described in the Prospectus; (ii) all of the outstanding capital stock of the Bank will be owned of record and beneficially by the Company; and (iii) the Company will have no direct subsidiaries other than the Bank. At the Closing Date, the Conversion will have been effected in accordance with all applicable statutes, regulations, decisions and orders; and, except with respect to the filing of certain post-sale, post-Conversion reports and documents in compliance with the OTS's resolutions or letters of approval, all of the terms, conditions, requirements and provisions of and to the Conversion imposed on the Bank by the OTS will have been complied with by the Bank in all material respects or appropriate waivers will have been obtained.

          (k) Each of the Company and the Bank has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property which are stated in the Prospectus to be owned or leased by them, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than (i) the lien of the Federal Home Loan Bank of Chicago;
(ii) those referred to in the Prospectus; or (iii) those which individually or in the aggregate would not have a material adverse effect upon the operations of the Company or the Bank, taken as a whole, and all of the leases and subleases material to the business of the Company and Bank under which either of them hold properties, including those described in the Prospectus, are valid, subsisting and enforceable leases.

          (l) All contracts and other documents required to be filed as exhibits to the Registration Statement, the Form AC or the Holding Company Application have been filed with the Commission or the OTS, as the case may be.

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          (m) The financial statements and schedules which are included in the
Registration Statement and Prospectus present fairly the financial condition, results of operations, retained earnings and cash flows of the Bank at the dates thereof and for the periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the Regulations and the Conversion Regulations. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and such financial statements are consistent with the most recent financial statements and other reports filed by the Company or the Bank with supervisory and regulatory authorities, except that the accounting principles employed in such filings conform to the requirements of such authorities and not necessarily to generally accepted accounting principles. The tables and other financial, statistical, and pro forma information and related notes included in the Prospectus that relate to the Company or the Bank or both of them present fairly in all material respects the information purported to be shown thereby at the respective dates thereof for the respective periods covered thereby.

          (n) Subsequent to the respective dates as of which information is given in the Prospectus, except as may otherwise be disclosed therein, there has not been: (i) any material adverse change in, or any adverse development that materially affects, and neither the Company nor the Bank is aware of any prospective change or development (other than prospective changes or developments affecting the savings institution industry generally) which reasonably could be expected to have a material adverse effect on, the condition (financial or otherwise), business, properties, or results of operations of the Company and the Bank taken as a whole; (ii) any change in the capital stock, or material increase in the long-term debt of the Company or the Bank; (iii) the issuance of any securities or incurrence of any liability or obligation, direct or contingent, for borrowing other than in the ordinary course of business by the Company or the Bank; or (iv) any material transactions entered into by the Company or the Bank other than in the ordinary course of business. The capitalization, liabilities, assets, properties and business of the Bank conform in all material respects to the descriptions thereof contained in the Prospectus and the Registration Statement. The Bank has no material liability of any kind, contingent or otherwise, except as set forth in the Prospectus.

          (o) No default exists, and no event has occurred which with notice or passage of time, or both, would constitute a default on the part of the Company or the Bank in the due performance and observance of any term, covenant or condition of any contract, lease, indenture, mortgage, deed of trust, note, loan or credit agreement or any other instrument or agreement to which the Company or the Bank is a party or by which either of them or any of their respective properties may be bound or affected in any respect which, in any such case, would have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company or the Bank; such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the best knowledge of the Company or the Bank, threatened, any action or proceeding wherein the Company or the Bank is alleged to be in default thereunder. As of the date hereof, neither the Company nor the Bank is, and as of the Closing Date, neither the Company nor the Bank will be:
(i) in breach of any term or provision of its respective articles of incorporation or charter or bylaws (and the

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Bank will not be in violation of its charter or bylaws in stock from upon consummation of the Conversion); (ii) in violation of any authorization, approval, judgment, decree or order; or (iii) in violation of any statute, rule or regulation that individually or in the aggregate would have a material adverse effect on the Company or the Bank, taken as a whole.

          (p) The execution, delivery and performance of this Agreement and the Plan of Conversion, the consummation of the transactions contemplated by this Agreement and the Plan of Conversion, and compliance with the terms and provisions hereof and thereof will not: (i) conflict with, or result in a material breach of, any of the terms, provisions or conditions of, or constitute a default (or an event which with notice or passage of time, or both, would constitute a default) under, the certificate of incorporation or charter or bylaws of the Company or the Bank; (ii) conflict with, or result in a material breach of, any of the terms, provisions or conditions of or constitute a default (or any event which with notice or passage of time, or both, would constitute a default) under any material contract, lease, agreement, indenture, mortgage, deed of trust, note or any other instrument or agreement to which the Company or the Bank is a party or by which either of them or their respective properties is bound; (iii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Company or the Bank or any of their properties; or (iv) with the exception of the liquidation account established in the Conversion, result in the creation of any lien, charge or encumbrance upon any of the assets of the Company or the Bank.

          (q) The Conversion, when consummated in accordance with the terms of the Plan of Conversion, will conform in all material respects to the description thereof contained in the Prospectus and the Proxy Statement. The issuance and sale of the capital stock of the Bank to the Company have been duly authorized by all necessary action of the Bank, the Company and appropriate regulatory authorities and such capital stock, when issued and paid for in accordance with the terms of the Plan of Conversion, will be fully paid and non-assessable, will conform in all material respects to the description thereof contained in the Prospectus and the Form AC and will not be subject to any preemptive rights. There are no options, agreements, contracts or other rights to purchase or acquire any shares of Common Stock or shares of the Bank's common stock (other than Subscription Rights, the purchase of the Bank common stock by the Company pursuant to the Conversion, rights to purchase or acquire Common Stock pursuant to benefit plans of the Company as expressly described in the Prospectus and any other rights expressly described in the Plan of Conversion). The issuance and sale of the Shares by the Company have been duly authorized: (i) by all necessary action of the Company; and (ii) subject to the receipt of OTS approvals prior to the Closing Date, by the OTS. The Shares, when issued and paid for in accordance with the terms of the Plan of Conversion, will be duly and validly issued and fully paid and non-assessable, will conform in all material respects to the description thereof contained in the Prospectus and will not be subject to any preemptive rights. The purchasers of the Shares from the Company, upon issuance thereof against payment therefor, will acquire such Shares free and clear of all claims, encumbrances, security interests and liens whatsoever created or suffered to be created by the Company. The certificates representing the Shares will conform with the requirements of applicable laws and regulations. Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company will be within the range that is set forth in the Prospectus under the caption "Capitalization," based on the assumptions stated therein.

          (r) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the declaration of effectiveness of the Registration Statement and any required post-effective amendment to the Registration Statement by the Commission, approval of the Form AC and Proxy Statement and other marketing materials by the OTS, the issuance of the Bank's federal stock charter and bylaws by the OTS, the approval of the holding Company Application by the OTS and any necessary qualification or registration under the securities or Blue Sky laws of the various states in which the Shares are to be offered and as may be required under the regulations of The Nasdaq National Market.

          (s) KPMG Peat Marwick LLP, the firm which has certified the financial statements of the Bank included in the Prospectus, are independent certified public accountants, as required by the 1933 Act, the Regulations and the Conversion Regulations.

          (t) Capital Resources Group, Inc., which has prepared the Bank's conversion valuation appraisal report dated as of September _____, 1996 and updated as of __________ ___, 1996 (the "Appraisal"), which Appraisal (as amended or supplemented, if amended or supplemented) is referred to in the Prospectus, is independent with respect to the Company and the Bank within the meaning of the Conversion Regulations and is believed by the Company and the Bank to be experienced and expert in rendering corporate appraisals of thrift institutions.

          (u) The Company and the Bank have filed all federal income and state and local franchise tax returns required to be filed (or have timely filed extensions therefor) and have made timely payments of all taxes due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority.

          (v) Neither the Company nor the Bank or, to the best knowledge of the Company or the Bank, any employee of the Company or the Bank has made any payment of funds of the Company or the Bank which would be prohibited by law, and no funds of the Company or the Bank have been set aside to be used for any payment so prohibited by law. Neither the Company nor the Bank, or, to the best knowledge of the Company and Bank, any employee of the Company or the Bank has made any payment of funds of the Company or the Bank as a loan for the purchase of Shares. The Company and the Bank are in compliance with the applicable financial record-keeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the regulations and rules thereunder.

          (w) The Company has received approval, subject to notice of issuance, to have the Shares quoted on The Nasdaq National Market effective on the Closing Date.

          (x) The Company is a savings and loan holding company duly registered with the OTS. The deposit accounts of the Bank are insured by the Savings Bank Insurance Fund of the FDIC up to the maximum amount allowed under law, and no proceeding for the termination or revocation of such insurance is pending or, to the best knowledge of the Company and the Bank, threatened. The Bank is a member in good standing of the Federal Home Loan Bank of Chicago. Neither the Company nor the Bank is in violation of any directive, order, agreement or understanding from the FDIC, the OTS or any other agency to make any material change in the method of conducting its business so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the FDIC and the OTS).

          (y) Neither the Company nor the Bank has relied upon Hovde or Hovde's legal counsel for any legal, tax or accounting advice in connection with the Conversion.

          (z) Neither the Company nor the Bank is required to be registered under the Investment Company Act of 1940, as amended.

          (aa) There are no contracts, agreements or understandings between the Company or the Bank and any person granting such person the right to require the Company or the Bank to file a registration statement under the 1933 Act with respect to any securities of the Company or the Bank owned or to be owned by such person or to require the Company or the Bank to include such securities in the Registration Statement or in any other registration statement filed by the Company or the Bank under the 1933 Act.

          (ab) Neither the Company nor the Bank has: (i) issued any securities within the last 18 months (except for notes to evidence other bank loans and reverse repurchase agreements or other liabilities and the issuance of the minimum number of shares of Common Stock by the Company necessary to conduct business as a corporation in Illinois); (ii) had any material dealings with respect to sales of its securities within the 12 months prior to the date hereof with any member of the National Association of Securities Dealers, Inc. (the "NASD"), or any person related to or associated with such member, other than discussions and meetings with Hovde relating to the Conversion; (iii) entered into a financial or management consulting agreement with any member of the NASD with respect to its securities or any person related to or associated with such member, except as contemplated hereunder and except in connection with the Conversion as described in the Prospectus under the caption "The Conversion Marketing and Underwriting Arrangements"; or (iv) engaged any intermediary between Hovde and the Company in connection with the offering of the Shares, and no person is being compensated in any manner for such service.

     3. Appointment of Hovde; Sale and Delivery of the Shares. Subject to the terms and conditions herein set forth, the Company and the Bank hereby appoint Hovde as their agent to consult with and advise the Company and the Bank, and to solicit subscriptions and purchase orders for Shares on behalf of the Company and the Bank on a best efforts basis, in connection with the Company's sale of the Shares in the Subscription Offering, the Community Offering, if any, and the Syndicated Community Offering, if any. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, Hovde accepts such appointment and agrees to provide, consult with and advise the Company and the

Bank as to the Conversion services set forth as Exhibit A to the letter agreement between Hovde and the Bank dated as of February 15, 1996, which Exhibit A is incorporated by reference herein; provided, however, that Hovde shall not be obligated to take any action which is inconsistent with any applicable laws, regulations, decisions or orders and, provided further, that Hovde shall not be responsible for obtaining subscriptions or purchase orders for any specific number of Shares and shall not be required to purchase any Shares. The appointment of Hovde hereunder shall terminate upon consummation of the Conversion. Except where specifically incorporated by reference herein, this Agreement supersedes all other letter agreements, engagement letters or other agreements previously entered into between Hovde and the Company and/or the Bank.

     In connection with the solicitation of offers to buy Shares in the Syndicated Community Offering, if any, Hovde may use the services of other brokers or dealers ("Selected Dealers") acceptable to the Company in its reasonable discretion and, in that connection, it may invite (if requested to do so by the Company) any Selected Dealer to become a "Sponsoring Dealer," that is, a Selected Dealer who will solicit offers which result in sales on behalf of the Company of at least the number of Shares specified by Hovde. Each Selected Dealer, including each Sponsoring Dealer, shall enter into a Selected Dealer Agreement substantially in the form attached hereto as Exhibit A.

     In the event the Company is unable to sell all of the minimum number of Shares within the period provided in the Plan of Conversion and the Conversion Regulations, and as described in the Prospectus, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Shares the full amount which it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the others hereunder, except for payment by the Company as set forth in Sections 6, 8(a) and 8(d) hereof and payment by Hovde as provided in Sections 8(b) and 8(d). Appropriate arrangements for placing the funds received from subscriptions for Shares or other offers to purchase Shares in special interest-bearing accounts with the Bank pending consummation or termination of the Subscription Offering, Community Offering (if any) and Syndicated Community Offering (if any) were made prior to the commencement of the Subscription and Community Offering, with provision for refund to the purchasers as set forth above, or for delivery to the Company if all of the Shares are sold.

     If all of the minimum number of Shares are sold and all other conditions precedent to the consummation of the Conversion are satisfied, the Company agrees to issue or have issued the Shares sold and to release for delivery certificates for such Shares on the Closing Date against payment therefor by release of funds from the special interest-bearing accounts referred to above and from a special account which the Company agrees to establish prior to the retention of any Selected Dealer. The closing shall be held at the offices of Thacher Proffitt & Wood, Two World Trade Center, New York, New York 10048 at 9:00 a.m., local time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. The Company shall notify Hovde by telephone, confirmed in writing, when funds shall have been received for all of the Shares. Certificates for Shares shall be delivered directly to the purchasers thereof or in accordance with the Company's directions. Notwithstanding the foregoing, certificates for Shares purchased through Selected Dealers shall be made available to Hovde for checking at least 24 hours prior to the Closing Date at such office as Hovde and the Company shall mutually designate. The hour and date upon which the Company shall release for delivery all of the Shares, in accordance with the terms hereof, are herein called the "Closing Date."

     The Company and the Bank (or their respective agents) shall advise Hovde, whenever an allocation of the Shares does not strictly correspond to all subscriptions for Shares, as to the allocation of the Shares. Hovde shall have no liability to any party for the records or other information provided by the Company and the Bank (or their respective agents) to Hovde for use in allocating the Shares. The Company and the Bank shall indemnify and hold harmless Hovde for any liability arising out of the allocation of the Shares in accordance with the Plan of Conversion generally and the records or other information provided to Hovde by the Company and the Bank (or their respective agents).

     The Company will pay any stock issue and transfer taxes which may be payable with respect to the sale of the Shares.

     In addition to the expenses specified in Section 6 hereof, Hovde has received or will receive the following compensation from the Company for Hovde's services hereunder:

          (a) A management fee of $37,500 has been paid to Hovde.

          (b) For services rendered by Hovde in connection with the sale of Shares in the Subscription Offering, the Community Offering (if any) and the Syndicated Community Offering (if any), a fee equal to one and three quarters percent (1.75%) of the aggregate purchase price of Shares sold in the Subscription Offering, excluding Shares sold to the Company's directors, officers and employees (or members of their immediate families) and the ESOP, and three percent (3%) of the aggregate purchase price of shares sold in the Direct Community Offering. The sales commissions due Hovde shall be paid to Hovde at Closing.

          (c) In connection with the solicitation of offers to buy Shares in the Syndicated Community Offering (if any), Hovde and the Company agree to negotiate an additional fee in an amount up to seven percent (7%) of the aggregate purchase price of Shares sold in the Syndicated Community Offering, which fee shall be paid to Hovde at Closing for allocation by Hovde in accordance with the Selected Dealers Agreement.

     The fees specified in clauses (b) and (c) above shall be payable to Hovde by wire transfer of immediately available funds or a check in next-day funds, as agreed to by the parties hereto, at the time so indicated above.

     Notwithstanding anything to the contrary contained in this Agreement (but subject to Section 10 hereof) Hovde reserves the right to renegotiate the amount of fees (but only in those circumstances where the conduct of the Company or the Bank triggers the need for renegotiation pursuant to this paragraph) and expenses payable or reimbursable, as the case may be, by the Company and the Bank in the event that (i) the Company and/or the Bank are required to resolicit subscribers for Shares in the Subscription and Community Offering, or (ii) the regulations governing the Conversion are changed in a manner that Materially affects the ability of Hovde to perform its duties as set forth in this Agreement. Until any renegotiation called for by this paragraph is completed, Hovde shall not accrue expenses relating to any resolicitation or change in regulations in an amount that would cause the total expenses incurred by Hovde, that are reimbursable by the Bank pursuant to Section 6 hereof, to be greater than $ ______, without the prior written consent of the Company or the Bank, which consent shall not be unreasonably withheld.

     4. Offering. The Company is offering up to 2,012,500 Shares (which number may be increased to up to 2,314,375 shares in the event of an oversubscription or decreased as described in the Prospectus) in the Subscription Offering and Community Offering, if any, and, if any Shares remain unsubscribed at the conclusion of the Subscription Offering and Community Offering, if any, in the Syndicated Community Offering.

     5. Covenants of the Company and the Bank. The Company and the Bank jointly and severally covenant and agree with Hovde that:

          (a) The Company shall immediately upon the receipt of any information concerning the events listed below notify Hovde and promptly confirm the notice in writing: (i) when any post-effective amendment to the Registration Statement or any supplement to the Prospectus has been filed; (ii) of the issuance by the Commission of any order or other action suspending the use of the Prospectus or of the initiation or the threat of any such action; (iii) of the receipt of any notice with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction; and (iv) of the receipt of any comments or requests for additional information or any amendment or supplement from the staff of the Commission relating to the Registration Statement. The Company will use its reasonable, good faith and diligent efforts to prevent the issuance by the Commission or any other governmental authority of any such order and, if any such order shall at any time be issued, to obtain the lifting, termination or withdrawal thereof at the earliest possible time.

          (b) During the time when a prospectus is required to be delivered under the 1933 Act, the Company will comply with all requirements imposed upon it by the 1933 Act, as now in effect and hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of offers and sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If, at any time when the Prospectus is required to be delivered under the 1933 Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for Hovde, the Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the 1933 Act, the Company shall promptly notify Hovde in writing and prepare and file with the Commission an appropriate amendment or supplement. The Company shall provide Hovde and Hovde's counsel notice of the Company's intention to file any amendment or supplement to the Registration Statement or the Prospectus and shall not file or use any amendment or supplement to the Registration Statement or the Prospectus of which Hovde has not first been furnished a copy and given a reasonable amount of time to review such copy or to which Hovde shall reasonably object. For the purposes of and during the time frame contemplated by this subsection (b), each of the Company and the Bank shall timely furnish such information with respect to itself as Hovde may from time to time reasonably request. The Bank shall not amend, without Hovde's prior written consent (which consent shall not be unreasonably withheld), the Plan of Conversion in any manner that, in the reasonable opinion of Hovde, would materially and adversely affect the sale of the Shares or the terms of this Agreement. Prior to the Closing Date, neither the Company nor the Bank shall issue any press release or other public communication with respect to the Company or the Bank or the Conversion without first providing to Hovde a copy of such release or other communication and allowing Hovde a reasonable amount of time to review such copy. Except as otherwise required by law, neither the Company nor the Bank shall issue any release or other communication prior to the Closing Date to which Hovde shall reasonably object.

          (c) The Bank shall not file any amendment or supplement to the Form AC, including the Bank's Proxy Statement and Prospectus contained therein, without notifying Hovde and without providing Hovde and Hovde's counsel an opportunity to review such amendment. The Bank shall not file any amendment or supplement to the Form AC to which Hovde shall reasonably object. Hovde shall have a reasonable amount of time to review any amendment or supplement to the Form AC.

          (d) The Company or the Bank shall immediately upon receipt of any information concerning the events listed below notify Hovde and promptly confirm the notice in writing: (i) of the request by the OTS, or any other governmental entity, for any amendment or supplement to the Form AC or for additional information relating to the Form AC or the holding Company Application; or (ii) of the issuance by the OTS, or any other governmental entity, of any order or other action suspending the use of the Prospectus, Proxy Statement or any other filing of the Bank under the HOLA or other applicable law or regulations, or the initiation or threat of any such action. The Company and the Bank will each use its reasonable, good faith and diligent efforts to prevent the issuance by the OTS, or any other governmental entity, of any such order and, if any such order shall at any time be issued, to obtain the lifting, termination or withdrawal thereof at the earliest possible time.

          (e) During the time when the Proxy Statement is required to be delivered under the Conversion Regulations, the Bank will comply with all requirements imposed upon it by the Conversion Regulations. If, at any time prior to the date of the Special Meeting (as defined in the Prospectus) of the Bank's members with respect to which the Proxy Statement is delivered, any event shall have occurred as a result of which, in the opinion of counsel for the Bank or counsel for Hovde, the Proxy Statement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Proxy Statement to comply with the Conversion Regulations, the Bank shall notify Hovde in writing and prepare and file with the OTS, at the Bank's expense, an appropriate amendment or supplement. The Bank shall not file or use any amendment or supplement to the Proxy Statement of which Hovde has not first been furnished a copy or to which Hovde shall reasonably object. For the purpose of and during the time frame contemplated by this subsection (e), the Bank shall timely furnish such information with respect to itself as Hovde may from time to time reasonably request.

          (f) The Company and the Bank shall deliver to Hovde, without charge, such number of copies of the Registration Statement (including all exhibits), the Holding Company Application (including all exhibits) and the Form AC (including all exhibits) as originally filed and each amendment, including, without limitation, any post-effective amendment, thereto as Hovde may reasonably request. The Company will furnish to Hovde, from time to time during such period as the Prospectus is required by law to be delivered in connection with offers and sales of the Shares, such number of copies of the Prospectus (as amended or supplemented, if amended or supplemented) as Hovde may reasonably request. The Company authorizes Hovde, all members of any selling group which may be formed in connection with the distribution of the Shares, and all dealers to whom any of the Shares may be sold by members of the selling group, to use the Prospectus (as amended or supplemented, if amended or supplemented) in connection with the sale of the Shares.

          (g) The Company and the Bank have taken or shall take all necessary action, in cooperation with Hovde, to qualify or register the Shares for offer and sale by the Company under the securities or "Blue Sky" laws of such jurisdictions in which the Shares are required by the Conversion Regulations to be offered or as Hovde and the Company shall reasonably agree to designate; provided, however, that neither the Company nor the Bank shall be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction or to file any general consent to service of process.

          (h) The Company shall make generally available to its security holders as soon as practicable, but not later than the first day of the 15th full calendar month following the effective date of the Registration Statement, an earnings statement of the Company and its consolidated subsidiaries (which need not be certified by independent certified public accountants unless required by the 1933 Act or the Regulations, but which shall satisfy the provisions of Rule 158 under the 1933 Act) covering a period of at least 12 months beginning after the effective date of the Registration Statement.

          (i) Title Company shall file a registration statement for the Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to completion of the stock offering pursuant to the Plan of Conversion and will request that such registration statement be effective upon completion of the Conversion. The Company will maintain the effectiveness of such registration for not less than three years. The Company will use its reasonable, good faith and diligent efforts to obtain approval for and maintain quotation of the Shares on The Nasdaq National Market effective on or prior to the Closing Date. The Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without Hovde's prior written consent, which consent shall not be unreasonably withheld, any shares of Common Stock other than in connection with any plan or arrangement described in the Prospectus (and the Company shall notify Hovde of any such sale, issuance, contract or disposition pursuant to such plan or arrangement).

          (j) During the period of three years hereafter, the Company shall furnish: (i) to its security holders and to Hovde, as soon as practicable after the end of each fiscal year of the Company, an audited balance sheet and statements of operations, stockholders' equity and changes in financial position as at the end of and for such year; (ii) to Hovde, as soon as practicable after the end of each of the first three quarters of each fiscal year, a balance sheet and statement of operations of the Company (which need not be audited) as at the end of and for such quarter and the year to date and as at the end of and for the corresponding periods of the preceding fiscal year; (iii) to Hovde, as soon as available, a copy of each other report of the Company mailed to its stockholders or filed with the Commission pursuant to the Exchange Act or otherwise (including, without limitation, reports on Forms 10-K, 10-Q and 8-K, and all proxy statements and annual reports to stockholders), or the OTS or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted, including, but not limited to, the Nasdaq National Market, other than on a confidential basis; (iv) to Hovde, each press release and material news item and article released by the Company or the Bank; and (v) such additional publicly available documents and information with respect to and issued or prepared by the Company and the Bank as Hovde may reasonably request. During any period when the Company has an active subsidiary or subsidiaries, such financial statements will be on a consolidated basis to the extent the accounts of the Company and its subsidiary or subsidiaries are consolidated.

          (k) The Company shall furnish to Hovde as early as practicable prior to the Closing Date, but no later than two full business days prior thereto, a copy of the latest available unaudited interim financial statements of the Bank which have been read by KPMG Peat Marwick LLP, as stated in their letters to be furnished pursuant to subsections (g) and (h) of Section 7 hereof.

          (l) The Company and the Bank shall take such actions and furnish such information as are reasonably requested by Hovde in order for Hovde to ensure compliance with the NASD's "Interpretation Relating to Free-Riding and Withholding."

          (m) The Company shall not deliver the Shares until the Company and the Bank each have satisfied or caused to be satisfied each condition set forth in
Section 7 hereof unless such condition is waived. The Company and the Bank shall use their reasonable, good faith and diligent efforts to comply with or cause to be complied with the conditions precedent to the obligations of Hovde as specified in Section 7 hereof.

          (n) Prior to the Closing Date, the Company and the Bank shall conduct their respective businesses in compliance with, in all material respects, all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the FDIC and the OTS and consistent with prior business practices of the Company and the Bank.

          (o) The Company and the Bank shall comply with any and all terms, conditions, requirements and provisions with respect to the Conversion and the transactions contemplated thereby imposed by the OTS, the HOLA, the Commission, the 1933 Act, the Regulations (including, without limitation, the filing of reports on Form SR pursuant to Rule 463 of the Regulations or any successor provision), the Exchange Act and the regulations promulgated by the Commission pursuant to the Exchange Act to be complied with subsequent to the Closing Date. The Company will comply with all provisions of all undertakings contained in the Registration Statement. The liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders (as defined in the Prospectus) of the Bank shall be duly established and maintained in accordance with the requirements of the OTS.

          (p) The Company shall apply the proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

     6. Payment of Expenses. Whether or not the sale of the Shares by the Company is consummated, the Bank shall pay all expenses incident to the performance of the obligations of the Company and the Bank under this Agreement, including but not limited to the following: (a) the preparation, printing, issuance and delivery of certificates for the Common Stock; (b) the fees and disbursements of the Company's and the Bank's counsel, accountants and other advisors; (c) the printing and delivery to Hovde in such quantities as Hovde shall reasonably request of copies of the Registration Statement, the Prospectus, the Proxy Statement, the Form AC and the Holding Company Application as originally filed and as amended or supplemented and all other documents in connection with the Conversion and this Agreement; (d) the fees for listing the Shares on The Nasdaq National Market; (e) fees and expenses relating to the preparation of the independent appraisal and all updates thereof; (f) fees and expenses relating to advertising expenses, temporary personnel expenses and conversion center expenses, investor meeting expenses, and other miscellaneous expenses relating to the marketing of the Common Stock; (g) the fees and charges of any transfer agent, registrar and other agents; (h) the preparation, printing, filing, delivery and shipping of the Prospectus (including the financial statements contained therein), and any amendments or supplements thereto, this Agreement and related agreements and communications and related documents; (i) filing fees and expenses in connection with the qualification or registration of the Shares for offer and sale by the Company under the securities or "Blue Sky" laws, including reasonable fees and expenses of counsel in connection with such qualification or registration and all "Blue Sky" memoranda; and (j) filing fees paid or incurred by Hovde in connection with the filings with the NASD. In the event Hovde incurs any of the fees or expenses enumerated above in connection with the Subscription Offering, the Community Offering or the Syndicated Community Offering, the Bank will reimburse Hovde for such fees and expenses; provided, however, that Hovde shall not incur any substantial expenses on behalf of the Bank or the Company without the prior written consent of the Bank or the Company. In addition, the Bank shall reimburse Hovde for out-of-pocket expenses incurred by Hovde relating to the offering of the Shares (including, without limitation, legal fees and out-of-pocket disbursements of Hovde's legal counsel); provided, however, subject to Section 3 hereof, that such out-of-pocket expenses of Hovde shall not exceed $45,000 without the prior written consent of the Company or the Bank.

     7. Conditions of Obligations of Hovde. The Company, the Bank and Hovde agree that all obligations of Hovde provided herein shall be subject to the accuracy of the representations and warranties contained herein as of the date hereof and as of the Closing Date, to the accuracy of the statements of officers and directors of the Company and the Bank made pursuant to the provisions hereof, to the performance by each of the Company and the Bank of its obligations hereunder to be performed at or prior to the Closing Date, and to the following conditions:

          (a) At the Closing Date, Hovde shall receive the favorable opinion of Thacher Profit & Wood, counsel for the Company and the Bank, dated the Closing Date, addressed to Hovde, in form and substance satisfactory to counsel for Hovde and to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Illinois and has full corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to transact business and is in good standing in each other jurisdiction in which the failure to so qualify would have a material adverse effect on the condition (financial or otherwise), or the business, properties or results of operations of the Company;

               (ii) The Bank has, prior to the Closing Date, been duly organized and is validly existing as a federally chartered mutual savings bank under the laws of the United States with full corporate power and authority to own its properties and to conduct its business as described in the Prospectus and, as of the Closing Date, the Bank will become duly organized and validly existing as a federally chartered capital stock savings bank in good standing under the laws of the United States with full corporate power and authority to own its properties and to conduct its business as described in the Prospectus; and the Bank is duly qualified to transact business in each jurisdiction in which the failure to so qualify with have a material adverse effect on the condition (financial or otherwise), or the business, properties or results of operations of the Bank. The Bank is a member of the Federal Home Loan Bank of Chicago, and the deposit accounts of the Bank are insured by the Savings Bank Insurance Fund of the FDIC up to the maximum amount allowed under law;

               (iii) The activities of the Bank described in the Prospectus are permitted under federal law (and not expressly prohibited under the Illinois Business Corporation Act) to subsidiaries of a savings bank holding company that is a Illinois business corporation. To the best of such counsel's knowledge, each of the Company and the Bank has obtained all licenses, permits, and other governmental authorizations that are material for the conduct of its business, and all such licenses, permits and other governmental authorization are in full force and effect, and to the best of such counsel's knowledge the Company and the Bank are complying therewith in all material respects;

               (iv) The Plan of Conversion complies with, and to the best of such counsel's knowledge the Conversion has been effected in all material respects in accordance with, all applicable laws, rules, regulations, decisions and orders; and to the best of such counsel's knowledge all of the terms, conditions, requirements and provisions with respect to the Plan of Conversion and the Conversion (including those with respect to the Subscription and Community Offering and the Syndicated Community Offering) imposed by the OTS in writing or orally communicated to such counsel, the Company or the Bank have been complied with by the Company and the Bank in all material respects or appropriate waivers have been obtained;

               (v) As of the Closing Date, the Company has authorized Common Stock as set forth in the Registration Statement and the Prospectus and the description of such Common Stock in the Registration Statement and the Prospectus is accurate and complete in all material respects. Other than as expressly disclosed in the Prospectus or in the certificate of incorporation, charter, bylaws or minute books of the Company, to the best of such counsel's knowledge, there is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance or sale of, any shares of capital stock of the Company or the Bank or any security or other instrument which by its terms is convertible into, exercisable for or exchangeable for capital stock of the Company or of the Bank. To the best of such counsel's knowledge, there are no options, agreements, contracts or other rights in existence to purchase or acquire from the Company any issued and outstanding shares of the common stock of the Bank;

               (vi) The issuance and sale of the Shares have been duly and validly authorized by all necessary action on the part of the Company and have received all necessary regulatory approvals; the Shares, when issued and paid for in accordance with the terms of the Plan of Conversion and this Agreement, will be duly and validly issued and fully paid and nonassessable and not subject to any preemptive rights, and the purchasers of the Shares from the Company, upon issuance thereof against payment therefor, will acquire such Shares free and clear of all claims, encumbrances, security interests and liens whatsoever created or suffered to be created by the Company (other than encumbrances created by statute or regulation);

               (vii) The issuance and sale of the capital stock of the Bank to the Company, the Plan of Conversion and the Conversion have been duly authorized by all necessary action of the Bank and have received the approval of the OTS and such capital stock, when issued and paid for in accordance with the terms of the Plan of Conversion, will be validly issued, fully paid and non-assessable and owned beneficially and of record by the Company;

               (viii) The certificates for the Shares comply with applicable requirements of Illinois law;

               (ix) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company and the Bank, and this Agreement constitutes the legal, valid and binding agreement of the Company and the Bank, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforceability of creditors' rights generally or the rights of creditors of federally chartered savings banks, the accounts of which are insured by the FDIC or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (x) Except as set forth in the Prospectus, there are no material legal or governmental proceedings pending or, to the best of such counsel's knowledge, threatened against, or involving the properties of, the Company or the Bank required to be disclosed in the Prospectus that have not been disclosed therein; provided that for this purpose, any litigation or governmental proceeding is not considered to be "threatened" unless the potential litigant or governmental authority has manifested to the management of the Company or the Bank, or to such counsel, a present intention to initiate such litigation or proceeding;

               (xi) The statements in the Prospectus under the captions "Market for the Common Stock," "Dividend Policy," "Regulation," "Restrictions on Acquisition of the Company and the Bank," "Description of Capital Stock of the Company" and "Description of Capital Stock of the Bank," insofar as they constitute statements of law or legal conclusions, are correct in all material respects;

               (xii) The Holding Company Application, the Form AC (including the Prospectus, the Plan of Conversion and the Proxy Statement), the form of stock charter and the Proxy Statement have been approved by the OTS; the stock charter when issued to the Bank will be in full force and effect; the Registration Statement has been declared effective by the Commission; the OTS has issued its order of approval under the savings and loan holding company provisions of the HOLA, and, subject to the satisfaction of the conditions of the OTS's approval of the Conversion, no further approval of any other governmental authority is required for the Conversion and the issuance and sale of the Shares except any necessary qualifications or registration under the securities or "Blue Sky" laws of the various jurisdictions in which the Shares are offered (as to which no opinion need be rendered) and any approvals of the NASD and The Nasdaq National Market; and no action has been taken or is pending or, to the best of such counsel's knowledge, threatened or contemplated, to revoke such approvals or to suspend the use of the Prospectus or the Proxy Statement;

               (xiii) The execution, delivery and performance of this Agreement and the issuance and sale of the Shares will not result, and the consummation of the transactions contemplated by the Plan of Conversion has not resulted and will not result, in a breach or violation of any of the terms and provisions of, or constitute a default under or, with exception of the liquidation account established in the Conversion, as described in the Plan of Conversion and the Prospectus, result in the creation or imposition of any lien, charge or other encumbrance upon (A) any of the properties or assets of the Company or the Bank that individually or in the aggregate would have a material adverse effect on the Company or the Bank, taken as a whole, (B) the certificate of incorporation, charter or bylaws of the Company or the Bank (in mutual or stock form), or (C) any order, statute, rule, regulation of any governmental agency or body or any court having jurisdiction over the Company or the Bank or any of their properties, except for violations of any such statute, rule or regulation that do not, either individually or in the aggregate, have a material adverse effect on the Company or the Bank, taken as a whole, or (D) any material agreement or instrument to which the Company or the Bank is a party or by which the Company or the Bank is bound or to which any of the properties of the Company or the Bank are subject;

               (xiv) To the best of such counsel's knowledge, based upon the conferences and other investigations referred to in subsection 7(b) below, the Company and the Bank have good and marketable title to, or valid and enforceable leasehold estates in, the items of real and personal property stated in the Prospectus to be owned or leased by them and are material to their business, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than (i) the lien of the Federal Home Loan Bank of Chicago, (ii) those referred to in the Prospectus and (iii) those which individually or in the aggregate would not have a material effect upon the operations of the Company or the Bank, taken as a whole.

               (xv) To the best of such counsel's knowledge, neither the Company nor the Bank is presently: (i) in breach of, or in default (nor has an event occurred which with notice or passage of time or both would constitute a material default) under, any material indenture, mortgage, deed of trust, note, loan or credit agreement or any other instrument or agreement to which the Company or the Bank is party or by which either of them or any of their respective properties may be bound or affected, which contravention would be material to the business of the Company or the Bank taken as a whole; or (ii) in violation of any term or provision of its articles of incorporation, charter or bylaws;

               (xvi) The Registration Statement and the Prospectus (in each case as amended or supplemented, if so amended or supplemented) comply as to form in all material respects with the requirements of the 1933 Act and the rules, regulations, and all written decisions and orders of the Commission (including, without limitation, the Regulations) (except as to financial statements, notes to financial statements, financial tables, the appraisal and other financial and statistical data included therein as to which no opinion need be expressed) and the Form AC (including the Proxy Statement) (as amended or supplemented, if so amended or supplemented) (except as to financial statements, notes to financial statements, financial tables, the appraisal, business plan and other financial and statistical data included therein as to which no opinion need be expressed) complies as to form in all material respects with the requirements of the Conversion Regulations and any other applicable federal laws or regulations, decisions or orders of the OTS; and

               (xvii) To the best of such counsel's knowledge, neither the Company nor the Bank is in violation of any directive, order, agreement or understanding from or with the FDIC, the OTS or any applicable state regulatory agency to make any material change in he method of conducting its business.

     In rendering such opinion, such counsel may rely as to matters of fact on certificates of officers, trustees and directors of the Company and the Bank and certificates of public officials, and as to matters of law other than federal law, on opinions of other counsel admitted to practice the applicable law reasonably acceptable to counsel for Hovde; provided, however, that such counsel shall provide a letter addressed to Hovde which states that with respect to the opinion of such other counsel, nothing has come to such counsel's attention that would lead it to believe that it and Hovde are not reasonably justified in relying upon such opinion. In addition, such other counsel shall address its opinion letter to Hovde or expressly state in its opinion letter or in a separate letter addressed to Hovde that Hovde and Hovde's counsel are entitled to rely upon such opinion. Such counsel may assume that any agreement is the valid and binding obligation of any party to such agreement other than the Company or the Bank.

          (a-1) At the Closing Date, Hovde shall receive the favorable opinion of Gomberg, Sharfman, Gold and Ostler, P.C., dated the Closing Date and addressed to Hovde, in form and substance satisfactory to counsel for Hovde and Hovde to the effect that to the best of such counsel's knowledge, the Company and the Bank have conducted and are conducting their businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OTS, the FDIC and applicable state regulatory agencies).

          (b) At the Closing Date, Hovde shall receive the letter of Thacher Proffitt & Wood, counsel for the Company and the Bank, addressed to Hovde, dated the Closing Date, in form and substance satisfactory to Hovde's counsel to the following effect: During the preparation of the Registration Statement and the Prospectus and any amendments or supplements thereto, such counsel participated in conferences with management of and the independent public accountants for the Company and the Bank. Based upon such conferences and a review of corporate records of the Company and the Bank as such counsel conducted in connection with the preparation of the Registration Statement and the Prospectus, such counsel has no knowledge that would lead them to believe that the Registration Statement, as amended or supplemented, if amended or supplemented (except as to financial statements, notes to financial statements, financial tables and other financial and statistical data contained therein with respect to which no opinion need be expressed), at the time it became effective and at the time any post-effective amendment thereto became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading, or that the Prospectus, as amended or supplemented, if amended or supplemented (except as to financial statements, notes to financial statements, financial tables, the appraisal and other financial and statistical data included therein as to which no opinion need be expressed), at the time the Registration Statement became effective or at the time any amendment or supplement to the Prospectus was filed with the Commission or transmitted to the Commission for filing or on such Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) At the Closing Date, Hovde shall receive the letter of Thacher Proffitt & Wood, counsel for the Company and the Bank, addressed to Hovde, dated the Closing Date, in form and substance satisfactory to Hovde's counsel to the effect that: nothing has come to their attention that would lead them to believe that the Form AC and the Proxy Statement, as amended or supplemented, if amended or supplemented (except as to financial statements, notes to financial statements, financial tables, the business plan and the appraisal and other financial and statistical data contained therein with respect to which no opinion need be expressed), at the time it was approved by the OTS, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, or that the Form AC and the Proxy Statement, as amended or supplemented, if amended or supplemented (except as to financial statements, notes to financial statements, financial tables, the business plan and the appraisal and other financial and statistical data included therein as to which no opinion need be expressed), at the time the form AC and the Proxy Statement was approved by the OTS or at the time the Proxy Statement was distributed to the Bank's members, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (d) At the Closing Date, Hovde shall receive the favorable opinion of Vedder, Price, Kaufman & Kammholz, counsel for Hovde, dated the Closing Date and addressed to Hovde, with respect to such matters as Hovde reasonably may require. In rendering such opinion, such counsel may rely as to matters of fact upon certificates of officers and directors of the Company and the Bank delivered pursuant hereto and as to matters of law relating to other jurisdictions upon any opinion of local counsel.

          (e) Prior to and at the closing Date: (i) in the reasonable opinion of Hovde, there shall have been no material adverse change in the condition (financial or otherwise) or the business, properties or results of operations of the company or the Bank, from the latest dates as of which such condition is set forth in the Registration Statement and the Prospectus except as referred to therein; (ii) there shall have been no material transaction entered into by the company or the Bank without the prior written consent of Hovde (which consent shall not be unreasonably withheld) from the latest date as of which the financial condition of the Company or the Bank is set forth in the Registration Statement and Prospectus, other than transactions referred to or contemplated therein or transactions in the ordinary course of business; (iii) except as disclosed in the Registration Statement and the Prospectus, neither the Company nor the Bank shall have received from the OTS any direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which direction, if any, shall have been disclosed to Hovde) or which materially and adversely would affect the condition (financial or otherwise), or the business, properties or results of operations of the Company or the Bank; (iv) neither the company nor the Bank shall have been in material default (nor shall an event have occurred which, with notice or passage of time or both, would constitute a material default) under any provision of any agreement or instrument relating to any outstanding indebtedness; (v) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the best knowledge of the Company or the Bank, threatened against the Company or the Bank, or affecting any of their properties wherein an unfavorable decision, ruling or finding would have a material adverse effect on the condition (financial or otherwise), or the business, properties or results of operations of the Company and the Bank, taken as a whole; (vi) the shares shall have been qualified or registered for offering and sale under the securities or "Blue Sky" laws of the designated jurisdictions; (vii) there shall have been no suspension or limitation in trading in securities generally on the Nasdaq National Market or the New York Stock Exchange ("NYSE"), or the fixing of minimum or maximum prices or the requiring of maximum ranges for prices for securities on or by the NYSE or on or by The Nasdaq National Market; (viii) there shall have been no domestic or international event, act or occurrence which has materially disrupted the offering, sale or delivery of the shares on the terms and in the manner contemplated in the Registration Statement, the Form AC and the Prospectus; and (ix) there shall have been no material decline in the price of equity or debt securities traded on the NYSE or The Nasdaq National Market if the effect of such a decline, in Hovde's good faith opinion, would make it impracticable or inadvisable to proceed with the offering, sale or delivery of the shares on the terms and in the manner contemplated in the Registration Statement, the Form AC and the Prospectus.

          (f) At the Closing Date, Hovde shall receive a certificate of the chief executive officer and of the principal financial or accounting officer of each of the Company and the Bank, dated the Closing Date, to the effect that:
(i) since the date as of which information is given in the Prospectus, the Proxy Statement and the Registration Statement, there has been no material adverse change in the condition (financial or otherwise), the business, properties or results of operations of the Company or the Bank, whether or not arising in the ordinary course of business, except as disclosed in the Prospectus, the Proxy Statement and the Registration Statement; (ii) the representations and warranties of the Company and the Bank in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under the Plan of Conversion; (iv) no order revoking the approval of the Holding Company Application, the Form AC, the Proxy Statement or the effectiveness of the Registration Statement or the Prospectus has been initiated or threatened by the Commission, the OTS, the FDIC or any applicable state authority; and (v) the conditions set Forth in clauses (ii) through (v) of subsection (e) of this Section 7 have been satisfied.

          (g) Concurrently with the execution of this Agreement, Hovde shall receive a letter from KPMG Peat Marwick LLP dated the date hereof and addressed to Hovde: (i) confirming that KPMG Peat Marwick LLP is a firm of independent public accountants within the meaning of the code of Ethics of the American Institute of Certified Public Accountants, the Regulations and the HOLA, and that no information concerning its relationship with or interest in the Company or the Bank is required by Item 509 of Regulation S-K promulgated under the 1993 Act; (ii) stating in effect that in their opinion the financial statements of the Company and the Bank included in the Registration Statement and the Prospectus and covered by their opinion included therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the Regulations and applicable OTS regulations; (iii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of the Bank prepared by the Bank and consultations with officers of the Company and the Bank responsible for financial and accounting matters, and any other procedures which may be specified by such firm, nothing came to their attention which caused them to believe that: (A) any unaudited financial statements included in the Registration Statement or the Prospectus fail to comply as to form in any material respect with the applicable requirements of the 1933 Act, the Regulations or the HOLA; (B) such unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; (C) during the period from the date of the latest audited financial statements (or unaudited financial statements, if any later statements are included) included in the Registration Statement or the Prospectus to a specified date not more than three business days prior to the date of such letter, there was any material increase in borrowings (other than as disclosed in the Prospectus or in the ordinary course of business) by the company or the Bank; (D) at a specified date not more than three business days prior to the date of such letter there was any decrease in excess of 2% in consolidated net assets of the Company or the Bank as compared with amounts shown in the latest statement of condition (or unaudited statement of condition if a later statement is included) included in the Registration Statement of the Prospectus other than as disclosed in the Prospectus; or (E) during the period from the date of the latest audited statement of earnings (or unaudited statement of earnings if a later statement is included) included in the Registration Statement or the Prospectus to a specified date not more than three business days prior to the date of such letter there was any decrease in net income or the Bank as compared with the comparable period in the prior year, except in all instances as set forth in or contemplated by the Registration Statement and the Prospectus or in such letter; and (iv) stating that, in addition to the examination referred to in their opinion included in the Registration Statement and the Prospectus and the performance of the procedures referred to in clause (iii) of this subsection (g), they have compared with the general accounting records of the Company or the Bank which are subject to the internal controls of the accounting system of the Company or the Bank, as appropriate, and other data prepared by the Company or the Bank directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Registration Statement and the Prospectus as Hovde may reasonably request; and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

          (h) At the Closing Date, Hovde shall receive a letter from KPMG Peat Marwick LLP dated the closing Date and addressed to Hovde confirming the statements made by them in the letter delivered by them pursuant to subsection
(g) of this Section 7, the "specified date" referred to in clauses (iii)(C), (D) and (E) thereof to be a date specified in such letter, which shall be not more than five business days prior to the Closing Date.

          (i) At the Closing Date, the Company and the Bank will have received favorable opinions of: Thacher Proffitt & Wood, counsel to the Company and the Bank, with respect to the federal tax consequences of the Conversion; and KPMG Peat Marwick LLP with respect to the Illinois tax consequences of the Conversion.

          (j) No order suspending the sale to the Shares in any designated jurisdiction shall have been issued on or prior to the Closing Date, and no proceedings for that purpose shall have been instituted or, to the knowledge of Hovde or the Company, shall be contemplated.

     All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to Hovde and of counsel for Hovde. Any certificates signed by an officer of the Company or the Bank and delivered to Hovde or to counsel for Hovde shall be deemed a representation and warranty by the Company or the Bank, as the case may be, to Hovde as to the statements made herein. If any condition to Hovde's obligations hereunder to be fulfilled prior to or at the Closing Date is not fulfilled, Hovde may terminate this Agreement (provided that if this Agreement is so terminated but the sale of Shares is nevertheless consummated, Hovde shall be entitled to the compensation provided for in Section 3 hereof) or, if Hovde so elects, may waive any such conditions which have not been fulfilled or may extend the time of their fulfillment.

     8. Indemnification and Contribution.

          (a) The Company and the Bank jointly and severally agree to indemnify and hold harmless Hovde, its affiliates, directors, officers, agents and employees and each person, if any, who controls Hovde or any of its affiliates within the meaning of Section 15 of the 1933 Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses (including, without limitation, reasonable attorneys' fees) whatsoever and shall further promptly reimburse such persons for any legal or other expenses reasonably incurred by each or any of them in investigating, preparing to defend or defending against any such action, proceeding or claim (whether commenced or threatened) arising out of or based upon (A) any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact required to be stated in or necessary to make not misleading any statements contained in (i) the Registration Statement, the Prospectus, the Proxy Statement or the Form AC (as from time to time amended and supplemented) or (ii) any application to regulatory authorities or other document, advertisement or communication (in this Section 8, collectively called "Application") prepared or executed by or on behalf of the Company or the Bank with its consent or based upon information furnished by or on behalf of the Company or the Bank, whether or not filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or with the OTS or the Commission, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Bank with respect to Hovde by or on behalf of Hovde expressly for use in the Registration Statement, the Prospectus, the Proxy Statement, the Form NC or any amendment or supplement thereof or in any Application, as the case may be; or (B) the participation by Hovde in the Conversion in accordance with the terms of this Agreement. This indemnity shall be in addition to any liability the Company or the Bank may otherwise have to Hovde; provided, however, that, with respect to the Bank, such indemnification shall be to the full extent permitted by the OTS, the FDIC and the Board of governors of the Federal Reserve System. If any action is brought against Hovde or any other person the Company and the Bank are obligated hereby to indemnify (an "Indemnified Party"), then such Indemnified Party shall promptly notify in writing the party or parties against whom indemnification is to be sought of such action. The Company and the Bank agree to promptly notify Hovde of the commencement of any litigation or proceeding against the Company or the Bank or any of their officers or directors in connection with sale of the Shares or in connection with the Registration Statement, the Prospectus, the Proxy Statement, the Form AC or any amendment or supplement thereto or any Application. In any and each such instance, Hovde shall be entitled to counsel of its own choice.

          (b) Hovde agrees to indemnify and hold harmless the Company and the Bank and their directors, officers, agents and employees and each person, if any, who controls the Company or the Bank within the meaning of Section 15 of the 1933 Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Bank to Hovde, but only with respect to statements or omissions, if any, made in the Registration Statement, the Prospectus, the Proxy Statement or any amendment or supplement thereto or in any Application in reliance upon, and in conformity with, written information furnished to the Company or the Bank with respect to Hovde by or on behalf of Hovde expressly for use in the Registration Statement, the Prospectus, the Proxy Statement or any amendment or supplement thereto or in any Application. In case any action shall be brought against the Company or the Bank or any person so indemnified based on the Registration Statement, the Prospectus, the Proxy Statement or any amendment or supplement thereto or in any Application, and in respect of which indemnity may be sought against Hovde, Hovde shall have the rights and duties given to the Company and the Bank and each person so indemnified shall have the rights and duties given to Hovde by the provisions of subsection (a) above.

          (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made by the indemnified party against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it From any liability which it may have under this Section 8). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct and defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

          (d) If the indemnification provided for in subsection (a) or (b), as the case may be, is unavailable or insufficient to hold harmless Hovde, an Indemnified Party or the Company and the Bank, as the case may be, in respect of any losses, claims, damages or liabilities or actions in respect thereof) referred to therein, then the Company and the Bank or Hovde, as the case may be, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable for such losses, claims, damages or liabilities (or actions in respect thereof): (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Bank on the one hand and Hovde on the other from the offering of the Shares; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or the Bank on the one hand and of Hovde on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Bank on the one hand and Hovde on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the Bank bear to the total compensation received by Hovde. The relative fault of the Company and the Bank on the one hand, and of Hovde on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Bank on the one hand or by Hovde on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Bank and Hovde agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party or the Company and the Bank, as the case may be, as a result of the losses, claims, damages and liabilities (or action in respect thereof) referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party or the Company and the Bank, as the case may be, in connection with investigating or defending any such action or claim. Notwithstanding anything to the contrary contained in this Agreement, Hovde shall not be required to contribute any amount in excess of the amount by which the total compensation received by Hovde pursuant to this Agreement exceeds the amount of any damages which Hovde has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     9. Survival of Agreements, Representations and Indemnities. The respective indemnities of the company, the Bank and Hovde and the representations and warranties of the Company and the Bank set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Hovde, the Company and the Bank or any controlling person referred to in Section 8 hereof, and shall survive any termination of this Agreement and/or issuance of the Shares, and any successor or assign of Hovde, the Company, the Bank or any such controlling person or any legal representative of such controlling person shall be entitled to the benefit of the respective indemnities, agreements, warranties and representations.

     10. Termination.

          (a) Hovde shall have the right to terminate this Agreement at any time prior to the Closing Date: (i) if the United States, having become involved in a war or major hostilities, has materially disrupted or in Hovde's good faith opinion will in the immediate future materially disrupt, or any domestic or international event or act or occurrence has materially disrupted, or in Hovde's good faith opinion will in the immediate future materially disrupt, the offering, sale or delivery to the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus; (ii) if trading in securities generally on the Nasdaq National Market or the NYSE shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges of prices for securities shall have been required, on or by the NYSE, on or by The Nasdaq National Market or by the order of the Commission or any other governmental authority having jurisdiction; (iii) if a banking moratorium has been declared by an Illinois, or federal authority or any other state authority having an adverse impact on the national banking community; (iv) if the Company or the Bank shall have sustained a loss material to the Company and the Bank, taken as a whole, by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not covered by insurance, which in Hovde's good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Shares; (v) if there shall have been such material adverse change or any development involving a prospective material adverse change, in the condition (financial or otherwise), business, properties or results of operations of the Company or the Bank taken as a whole or the prospective market for the Company's securities as in Hovde's good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Shares; (vi) if there is material decline in the price of equity or debt securities traded on the NYSE or the Nasdaq National Market if the effect of such decline, in Hovde's good faith judgement, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Form AC and the Prospectus; and (vii) if the Company fails to receive orders for all of the minimum number of Shares within the period of time specified by, and in accordance with, the provisions of the Plan of Conversion and the Conversion Regulations.

          (b) If Hovde elects to terminate this Agreement as provided in this
Section 10, the Company shall be notified promptly by Hovde by telephone or telegram, confirmed by letter. A Termination pursuant to this Section 10 shall not prevent the sale or delivery of the Shares by the Company or the Conversion, but such sale, delivery or consummation of the Conversion shall in no way limit Hovde's legal rights, if any, against the Bank or the Company hereunder.

          (c) Notwithstanding anything contained herein to the contrary, if the Conversion is not consummated as a result of the termination of this Agreement pursuant to Section 10(a) hereof or because the Plan of Conversion is terminated or the period prescribed by regulations (including all extensions) in which the conversion must be completed expires prior to the completion of the Conversion, Hovde shall be entitled to retain any fees paid to Hovde through the date of termination, and thereafter the sole liability of the Company and the Bank to Hovde will be to reimburse Hovde pursuant to Section 6 and for obligations assumed by the Company and the Bank pursuant to subsections (a) and (c) of
Section 8 hereof. Upon demand and receipt of proper invoices for expenses, the Company and the Bank will pay Hovde the full amount so owing. To the extent that Hovde has received any amounts in excess of those to which it is entitled hereunder it shall repay them to the Company and the Bank.

     11. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to Hovde shall be mailed, delivered or telegraphed and confirmed to Hovde Securities, Inc., 1826 Jefferson Place, N.W., Washington, D.C. 20036, attention: Eugene S. Weil, Esq., General Counsel (with a copy, in the case of communications under Section 8 hereof, to Vedder, Price, Kaufman & Kammholz, 222 North LaSalle Street, Suite 2600, Chicago, Illinois 60601, Attention: Daniel C. McKay II, Esq.); if sent to the Company or the Bank shall be mailed, delivered or telegraphed and confirmed to Fairfield Savings Bank, F.S.B., 1190 FRD, Long Grove, Illinois 60047-7304, attention: Mr.__________

_______________, President (with a copy in the case of communications under Section 8 hereof to Thacher Proffitt & Wood, 1500 K Street, N.W., Suite 200, Washington, D.C. 20005, attention:
V. Gerard Comizio, Esq.).

     12. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, Hovde, the Company, the Bank and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

     13. Construction. This Agreement shall be construed in accordance with the laws of the State of Illinois.

     14. Severability. ln the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

     15. Counterparts. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

                     [SIGNATURE PAGE FOLLOWS IMMEDIATELY]

      If the foregoing correctly sets forth the understanding between Hovde and the Company and the Bank, please so indicate in the space provided below for the purpose, whereupon this letter shall constitute a binding agreement between us.


                                          Yours very truly,


                                          BIG FOOT FINANCIAL CORP.


                                          By:__________________________________
                                              George M. Briody
                                              President


                                          FAIRFIELD SAVINGS BANK F.S.B.


                                          By:__________________________________
                                              George M. Briody
                                              President


Accepted as of the date first
above written.


HOVDE SECURITIES, INC.


By:_______________________________
      Stephen E. Nelson
      Associate

                                                                       EXHIBIT A

                            BIG FOOT FINANCIAL CORP.

                                2,012,500 SHARES
                              (anticipated maximum)

                     (subject to increase to up to 2,314,375
                   shares in the event of an oversubscription)

                                  COMMON STOCK
                           (par Value $.01 Per Share)

                           SELECTED DEALER'S AGREEMENT


                                                           _______________, 1996

     We have agreed to assist Big Foot Financial Corp., an Illinois corporation (the "Company") in connection with the offer and sale of shares (the "Shares") of Common Stock par value $.01 per share of the Company to be issued in connection with the conversion of Fairfield Savings Bank, F.S.B., a federally chartered savings bank (the "Bank") from mutual to stock form. The Company in connection with this plan to effect such conversion offered 2,012,500 Shares for subscription by certain of the Bank's depositors and borrowers in a subscription offering and to certain members of the general public in a direct community offering. The Shares which were not subscribed for pursuant to such subscription and direct community offerings are being offered to the public in a syndicated community offering (the "Syndicated Community Offering") in accordance with the rules of the Office of Thrift Supervision Department of the Treasury. The Shares, the bases on which the number of Shares to be issued may change and certain of the terms on which they are being offered are more fully described in the enclosed Prospectus (the "Prospectus").

     We are offering to Selected Dealers (of which you are one) the opportunity to participate in the solicitation of offers to buy the Shares in the Syndicated Community Offering and we will pay you a fee in the amount of ________ percent (___%) of the dollar amount of the Shares sold on behalf of the Company by you. The number of Shares sold by you shall be determined based on the authorized designation of your firm on the order form or forms for such Shares accompanying the funds transmitted for payment therefor (whether in the form of a check payable to the Bank or a withdrawal from an existing account at the Bank) to the special account established by the Company for the purpose of holding such funds. It is understood, of course, that payment of your fee will be made only out of compensation received by us for the Shares sold on behalf of the Company by you as evidenced in accordance with the preceding sentence. The Company has requested us to invite you to become a "Sponsoring Dealer," that is a Selected Dealer who solicits offers which result in the sale on behalf of the Company of at least ________

_______Shares. You may become a Sponsoring Dealer (subject to your fulfillment of the requirement in the preceding sentence) by checking the box on the confirmation at the end of this letter. If you become a Sponsoring Dealer you shall be entitled to an additional fee in the amount of __________ percent (___%) of the dollar amount of the Shares sold on behalf of the Company by you as evidenced in the manner set forth above.

     Each order form for the purchase of Shares must set forth the identity, address and tax identification number of each person ordering Shares regardless of whether the Shares will be registered in a street name or in the purchaser's name. Such order form should clearly identify your firm.

     As soon as practicable after all the Shares are sold, we will remit to you, out of our compensation as provided above, the fees to which you are entitled hereunder, including your Sponsoring Dealer fee.

     This offer is made subject to the terms and conditions herein set forth and is made only to Selected Dealers which are: (i) members in good standing of the National Association of Securities Dealers, Inc. (the "NASD") which agree to comply with all applicable rules of the NASD, including, without limitation, the Interpretation of the NASD Board of Governors with respect to "Free-Riding and Withholding" (IM-2110-1) and Conduct Rule 2740 of the NASD's Conduct Rules; or
(ii) foreign dealers not eligible for membership in the NASD which agree (A) not to sell any Shares within the United States, its territories or possessions or to person who are citizens thereof or resident therein and (B) in making other sales to comply with the above mentioned NASD Interpretation and Conduct
Rules 2730, 2740 and 2750 as if they were NASD members and Conduct Rule 2420 as it applies to non-member brokers or dealers in a foreign country.

     Orders for Shares will be strictly subject to confirmation and we, acting on behalf to the Company, reserve the right in our absolute discretion to reject any order in whole or in part, to accept or reject orders in the order of their receipt or otherwise, and to allot. Neither you or any other person is authorized by the Company, the Bank or us to give any formation or make any representations other than those contained in the Prospectus in connection with the sale of any of the Shares. No Selected Dealer is authorized to act as agent for us when soliciting offers to buy the Shares from the public or otherwise.
No Selected Dealer shall engage in any stabilizing (as defined in Rule 10b-7 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) with respect to the Company's Common Stock during the offering.

     We and each Selected Dealer assisting in selling Shares pursuant hereto agree to comply with the applicable requirements of the Exchange Act and applicable rules and regulations issued by the Office of Thrift Supervision. In addition, we and each Selected Dealer confirm that the Securities and Exchange Commission interprets Rule 15c2-8 promulgated under the Exchange Act as requiring that a prospectus be supplied to each person who is expected to receive a confirmation of sale 48 hours prior to delivery of such person's order form.

     We and each Selected Dealer further agree to the extent that our customers desire to pay for Shares with funds held by or to be deposited with us, in accordance with the interpretation of the Securities and Exchange Commission of Rule 15c2-4 promulgated under the Exchange Act either: (a) upon receipt of an executed order form or direction to execute an order form on behalf of a customer, to forward the Syndicated Community Offering price for the Shares ordered or before 12:00 p.m. on the business day following receipt or execution of any order form by us to the Bank for deposit in a segregated account; or
(b) to solicit indications of interest in which event (i) we will subsequently contact any customer indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute an order form on their behalf, (ii) we will mail acknowledgement of receipt of order to each customer confirming interest on the business day following such confirmation, (iii) we will debit accounts of such customers on the fifth business day (the "debit late") following receipt of the confirmation referred to in clause (i) above, and (iv) we will forward completed order forms together with such funds to the Bank on or before 12:00 p.m. on the next business day following the debit date for deposit in a segregated account. We acknowledge that if the procedure in (b) is adopted, our customers' funds are not required to be in their accounts until the debit date. We and each Selected Dealer further acknowledge that, in order to use the foregoing "sweep arrangements," we comply with the net capital requirements for broker/dealers under Rule 15c3-1(a)(1) of the Exchange Act.

     Unless earlier terminated by us, this Agreement shall terminate forty-five
(45) full business days after the date hereof, but may be extended by us for an additional period or periods not exceeding thirty (30) full business days in the aggregate. We may terminate this Agreement or any provisions hereof at any time by written or telegraphic notice to you. The obligations hereunder are subject to the successful completion of the offering, including the sale of all of the Shares.

     You agree that at any time or times prior to the termination of this Agreement you will, upon our request, report to us the number of Shares sold on behalf of the Company by you under this Agreement.

     We shall have full authority to take such actions as we may deem advisable in respect of all matters pertaining to the offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement.

     Upon application to us, we will inform you as to the states in which we believe the Shares have been qualified for sale under, or are exempt from the requirements of, the respective "Blue Sky" laws of such states, but we assume no responsibility or obligation as to your rights to sell Shares in any state.

     Additional copies of the Prospectus and any supplements thereto will be supplied in reasonable quantities upon request.

     Any notice from us to you shall be deemed to have been duly given if mailed, telephoned or telegraphed to you at the address to which this Agreement is mailed.

     This Agreement shall be construed in accordance with the laws of the State of Illinois.

     Please confirm your agreement hereto by signing and returning the confirmation accompanying this letter at once to us at Hovde Securities, Inc., 1826 Jefferson Place, N.W. Washington, D.C. 20036. The enclosed duplicate copy will evidence the agreement between us.

                                                          Very truly yours,

                                                          HOVDE SECURITIES, INC.


                                                          By:
                                                             -------------------
                                                             Steven D. Hovde
                                                             Managing Director

Hovde Securities, Inc.
1826 Jefferson Place, N.W.
Washington, D.C.  20036

     Re:  Big Foot Financial Corp.
          ------------------------

     We hereby confirm our agreement to all the terms and conditions stated in the foregoing letter. We acknowledge receipt of the Prospectus relating to the Shares and we further state that in agreeing thereto we have relied upon the Prospectus and no other statement whatsoever, written or oral. We confirm that we are (i) a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), which agrees to comply with all applicable rules of the NASD, including, without limitation, the Interpretation of the NASD Board of Governors with respect to "Free-Riding and Withholding" (IM-2110-1) and Conduct Rule 2740 of the NASD's Conduct Rules, or (ii) a foreign dealer not eligible for membership in the NASD which agrees (A) not to sell any Shares within the United States, its territories or possessions or to person who are citizens thereof or resident therein and (B) in making other sales to comply with the above-mentioned NASD Interpretation and Conduct Rule 2730, 2740 and 2750 as if we were NASD members and Conduct Rules 2420 as it applies to a non-member broker or dealer in a foreign country.

                                        We wish to become a "Sponsoring Dealer."


                                        ----------------------------------------
                                        (Please print or type name of firm)



                                        ----------------------------------------
                                        (Authorized Representative)


Dated:
      -----------------------